Exhibit 10.3(C)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

November 16, 2012	M0389

Marina Biotech, Inc.

3830 Monte Villa Parkway

Bothell, Washington 98201

Re:  Amendment Regarding Payment of Certain Milestone Payments (the “Amendment”)

Gentlemen:

Reference is made to that certain License Agreement (the “Agreement”) effective December 22, 2011 by and between Mirna Therapeutics, Inc., a Delaware corporation (“MirnaRx”), and Marina Biotech, Inc., a Delaware corporation (“Marina Bio”).  Each of MirnaRx and Marina Bio may be referred to herein as a “Party” or together as the “Parties.”  Capitalized words used but not defined herein shall have the meaning ascribed to such terms in the Agreement.  MirnaRx and Marina Bio agree as follows:

1.                                      With respect to the first Licensed Product, the Milestone Payment of [***] set forth in Section 5.3(a)(i)(1) of the Agreement related to [***] shall be reduced to [***] provided that such Milestone Payment is paid in full by MirnaRx to Marina Bio on or before [***].

2.                                      In order to induce MirnaRx to enter into this Amendment, Marina Bio hereby affirms and restates as of the date hereof each of its representations and warranties contained in Section 7.1 of the Agreement.  Without limiting the foregoing, Marina Bio affirms that it owns all the Licensed Technology, has full legal rights and authority to grant the licenses and rights under the Licensed Technology granted under the Agreement, and has not assigned, transferred, conveyed or licensed its right, title and interest in the Licensed Technology in any manner inconsistent with such license grant or the other terms of the Agreement.  Marina Bio further agrees that in the event that Marina Bio sells, assigns, conveys or otherwise transfers any of its right, title and interest in the Licensed Technology, it shall require, as a condition of any such sale, assignment, conveyance or transfer, that the purchaser or assignee, as the case may be, of such Licensed Technology expressly assume Marina Bio’s obligations under the Agreement with respect to such Licensed Technology.  Nothing contained in the foregoing sentence shall amend the restrictions on assignment of the Agreement set forth in Section 12.6 of the Agreement.

3.                                      Marina Bio hereby further represents and warrants to MirnaRx as follows:

(a)                                 As of the date hereof Marina Bio has the corporate power and authority and legal right to enter into this Amendment and perform its obligations hereunder.  Marina Bio has taken all necessary corporate action on its part required to authorize the execution and delivery of this Amendment and the performance of its obligations hereunder.  This Amendment constitutes the legal, valid and binding obligation of Marina Bio that is enforceable against it in accordance with its terms.

(b)                                 The execution, delivery and performance of this Amendment by Marina Bio does not conflict with, and will not result in a breach of, any material agreement, instrument or understanding, oral or written to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

4.                                      Except as expressly amended by this Amendment, all terms and conditions of the Agreement are and shall remain in full force and effect.

5.                                      This Amendment shall be governed by the laws of the State of New York, without regard to any applicable principles of conflicts of laws.

6.                                      This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.                                      This Amendment shall be treated as Confidential Information by the Parties hereto and neither Party shall disclose this Amendment, or any of the terms included herein, to Third Parties without the prior written consent of the other Party or except as provided in Section 9.2 or 9.3 of the Agreement (treating such information as Confidential Information for purposes of Sections 9.2 and 9.3 of the Agreement).

8.                                      To the extent that the terms set forth in this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall govern and control.

If the foregoing accurately reflects our agreement with respect to the subject matter set forth herein, please indicate your acceptance by countersigning below and returning to us a copy of this letter, which shall thereupon constitute a binding agreement between MirnaRx and Marina Bio effective as of the date set forth above.

Best regards.

Mirna Therapeutics, Inc.

By:	/s/ Paul Lammers

Paul Lammers
Chief Executive Officer

Acknowledged and Agreed on Behalf of Marina Biotech, Inc. by its duly authorized representative:

By:	/s/ J. Michael French
Name:	J. Michael French
Title:	President and CEO